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                                                                   Exhibit 10.34
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                         CREDIT AND SECURITY AGREEMENT

                                BY AND BETWEEN

                       BRITESMILE INTERNATIONAL LIMITED

                                      AND

                             CAP ADVISERS LIMITED

                               December 13, 2001

================================================================================

                         CREDIT AND SECURITY AGREEMENT

                            Dated December 13, 2001

     BRITESMILE INTERNATIONAL LIMITED an Irish company with company registration no. 306119 and registered office at 36 Fitzwilliam Place, Dublin 2, Ireland (the "Borrower"), and CAP ADVISERS LIMITED an English company with company
 --------
registration no. 2147486 acting through its Dublin branch at 36 Fitzwilliam Place, Dublin 2, Ireland (the "Lender"), hereby agree as follows:
                               ------

                                   ARTICLE I

                                  DEFINITIONS

     1.   Section 1.1 Definitions. For all purposes of this Agreement, except as
                      -----------
otherwise expressly provided, the following terms shall have the meanings assigned to them in this Section or in the Section referenced after such term:

          "Accounts" means all of the Borrower's accounts (excluding bank
           --------
     accounts), including each and every right of the Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrower or by some other Person who subsequently transfers such Person's interest to the Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all Liens) which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.
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          "Act" means the Law of Property Act 1925.
           ---

          "Advance" means a Revolving Advance.
           -------

          "Agreement" means this Credit and Security Agreement.
           ---------

          "Availability" means the difference of (i) the Borrowing Base and (ii)
           ------------
     the outstanding principal balance of the Obligations.

          "Banking Day" means a day on which the Federal Reserve Bank of New
           -----------
     York is open for business.

          "Base Rate" means the rate of interest publicly announced from time to
           ---------
     time by The Bank of Nova Scotia at its principal office in London as its "LIBOR Rate" for one year US dollar deposits of marketable size by prime banks in the London inter-bank market.

          "Borrowing Base" means at any time the lesser of:
           --------------

               (a)  the Maximum Line; or

               (b) 75% of Eligible Accounts (converted, to the extent such Eligible Accounts are not in US$, into US$ at the rate or rates quoted by the Lender's bank as at the date of the calculation).

          "Collateral" means all of the Borrower's current and hereafter
           ----------
     acquired Accounts (i) all substitutions and replacements for and products of any of the foregoing; (ii) any money, or other assets of the Borrower that now or hereafter come into the possession, custody, or control of the Lender; (iii) all sums in the Collateral Account; and (iv) proceeds of any and all of the foregoing.

          "Collateral Account" means the Lender's Account No Q21077005 at Morgan
           ------------------
     Guarantee Trust Company of New York - Delaware, 500 Stanton Christiana Road, Newark DE19713, USA. ABA Routing 021000021.

          "Commitment" means the Lender's commitment to make Advances to the
           ----------
     Borrower pursuant to Article II.

          "Credit Facility" means the credit facility being made available to
           ---------------
     the Borrower by the Lender under Article II.

          "Default" means an event that, with giving of notice or passage of
           -------
     time or both, would constitute an Event of Default.

          "Default Period" means any period of time beginning on the first day
           --------------
     of any month during which a Default or Event of Default has occurred and ending on the date the Lender notifies the Borrower in writing that such Default or Event of Default has been cured or waived.

          "Default Rate" means an annual interest rate equal to three percent
           ------------
     (3%) over the Floating Rate, which interest rate shall change when and as the Floating Rate changes.

          "Eligible Accounts" means all unpaid Accounts arising from the sale or
           -----------------
     lease of goods or the performance of services, for which an invoice has been issued by Borrower,

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     net of any credits, but excluding any such Accounts having any of the following characteristics:

               (i) That portion of Accounts unpaid ninety (90) days or more after the invoice date;

               (ii) That portion of Accounts that is disputed or subject to a claim of offset or a contra account;

               (iii) Accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any Lien in favor of any Person other than the Lender;

               (iv) That portion of Accounts that has been restructured, extended, amended or modified.

          "Event of Default" has the meaning specified in Section 7.1.
           ----------------

          "Floating Rate" means an annual interest rate equal to the sum of the
           -------------
     Base Rate plus two percent (2.0%), which interest rate shall change when and as the Base Rate changes.

          "Funding Date" has the meaning given in Section 2.1.
           ------------

          "Lien" means any security interest, mortgage, deed of trust, pledge,
           ----
     lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

          "Loan Documents" means this Agreement, the Security Documents and any
           --------------
     other documents relating to the Credit Facility.

          "Maturity Date" means December 31, 2004.
           -------------

          "Maximum Line" means Two Million Five Hundred Thousand United States
           ------------
     Dollars (US$2,500,000).

          "Obligations" means each and every debt, liability and obligation of
           -----------
     every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including all indebtedness of the Borrower arising under any Credit Document or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.

          "Person" means any individual, corporation, partnership, joint
           ------
     venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Revolving Advance" has the meaning given in Section 2.1.
           -----------------

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          "Security Documents" means this Agreement and any other document
           ------------------
     delivered to the Lender from time to time to secure the Obligations.

          "Security Interest" has the meaning given in Section 3.1.
           -----------------

          "Termination Date" means the earliest of (i) the Maturity Date, (ii)
           ----------------
     the date the Borrower terminates the Credit Facility, or (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 7.2.

                                  ARTICLE II

                    AMOUNT AND TERMS OF THE CREDIT FACILITY

     Section 2.1    Revolving Advances. The Lender agrees, on the terms and
                    ------------------
subject to the conditions herein set forth, to make advances to the Borrower from time to time on or after January 1, 2002 in US dollars from the date all of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to
                                                            ------------
the Termination Date (the "Revolving Advances"). The Lender shall have no
                           ------------------
obligation to make a Revolving Advance to the extent the amount of the requested Revolving Advance exceeds Availability. The Borrower's obligation to pay the Revolving Advances shall be secured by the Collateral. Within the limits set forth in this Section 2.1, the Borrower may borrow, prepay pursuant to Section
2.6 and reborrow.

     Section 2.2    Procedures for Requesting Advances.  The Borrower shall
                    ----------------------------------
comply with the following procedures in requesting Revolving Advances:

             (a) Time for Requests. The Borrower shall request each Advance not later than 11:00 a.m. Eastern Standard Time on the third Banking Day prior to the day which is the date the Advance is to be made. Each such request shall be effective upon receipt by the Lender, shall be in writing or telecopy transmission and shall be substantially in the form of Exhibit A unless the Lender and the Borrower shall agree in writing to any other form, shall be by
(i) an Officer of the Borrower; or (ii) a Person designated as the Borrower's agent by an Officer of the Borrower in a writing delivered to the Lender; or
(iii) a person whom the Lender reasonably believes to be an Officer of the Borrower or such a designated agent. The Borrower shall repay all Advances even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.1 have been satisfied as of the time of the request, and shall be accompanied by the documents referred to in Section 4.2.

             (b) Disbursement. Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested Advance by crediting the same on behalf of the Borrower to the account of Peak Industries Inc. No. 6970672845 at UMB Bank n.a., 1010 Grand Blvd, Kansas, MO 64141, Routing No. 100100695, Swift No: UMKCUS44, unless the Lender and the Borrower shall agree in writing to another manner of disbursement.

     Section 2.3    Interest; Default Interest;
                    ---------------------------

             (a) Revolving Advances. Except as set forth in subsection (b), the outstanding principal balance of the Revolving Advances shall bear interest at the Floating Rate.

             (b) Default Interest Rate. At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of

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the Advances outstanding from time to time shall bear interest at the Default
Rate, effective for any periods designated by the Lender from time to time during that Default Period.

     Section 2.4    Time for Interest Payments; Payment on Non-Banking Days;
                    --------------------------------------------------------
Computation of Interest and Fees.
--------------------------------

             (a) Time For Interest Payments. Interest shall accrue from day to day and shall be due and payable in arrears on the last day of each month and on the Termination Date.

             (b) Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

             (c) Computation of Interest and Fees. Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of three hundred sixty (360) days.

     Section 2.5    Collateral Account; Application of Payments.
                    -------------------------------------------

             (a)    Collateral Account.

                    (i) The Borrower shall notify all account debtors or other Persons obligated to pay the amount due that such right to payment has been charged to the Lender by way of security and to pay all Accounts directly to the Collateral Account. The notice shall be substantially in the form of Exhibit B. If, notwithstanding such instructions, the Borrower receives any payments on Accounts, the Borrower shall deposit such payments into the Collateral Account in the manner, according to the currency of the payment, described in Exhibit B. Until so deposited, the Borrower shall hold all such payments in trust for and as the property of the Lender and shall not commingle such payments with any of its other funds or property. All deposits in the Collateral Account shall constitute Collateral and shall not constitute payment of the Obligations.

                    (ii) All items deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrower's commercial account or other account. The Borrower shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrower.

                    (iii) The Lender shall keep an accurate record of payments to the Borrower that the Lender receives and pays into the Collateral Account and shall promptly notify the Borrower of such payments not less than 3 Banking Days after receipt by the Lender. If such payments to Borrower are accompanied by correspondence and other information then Lender shall promptly send such correspondence and other information to Borrower not less than 3 Banking Days after receipt by the Lender, but the Lender may keep copies.

                    (iv) The Lender shall request from the bank with whom the Collateral Account is opened that weekly statements of account are produced and sent to the Lender, and the Lender shall promptly send copies of the statements received to the Borrower not less than 3 Banking Days after receipt by the Lender.

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             (b)    Application of Payments.

                    (i) At the end of each month the Lender shall cause such funds in the Collateral Account as would satisfy in full, or if not in full, then in part, Obligations then due and owing to the Lender to be transferred to the Lender's general account for payment of the Obligations. Funds to be so transferred that are in a currency other than US$ shall be converted by the Lender, through its bank, into US$. Funds so transferred shall be applied first in payment or reduction of accrued interest then in payment or reduction of other Obligations. If there are any further funds in the Collateral Account in excess in aggregate of US$1,000 or equivalent at the end of each month such further funds shall be paid to the Borrower, if it so requests, or otherwise left in the Collateral Account.

     Section 2.6    Voluntary Prepayment; Termination of the Credit Facility by
                    -----------------------------------------------------------
the Borrower. Except as otherwise provided herein, the Borrower may prepay the
------------
Advances in whole at any time or from time to time in part. The Borrower may terminate the Credit Facility at any time if it gives the Lender at least thirty
(30) days' prior written notice. Subject to termination of the Credit Facility and payment and performance of all Obligations, the Lender shall, at the Borrower's expense, release or terminate the Security Interest and the Security Documents to which the Borrower is entitled by law and pay to the Borrower any remaining funds in the Collateral Account.

     Section 2.7    Mandatory Prepayment. Without notice or demand, if the sum
                    --------------------
of the outstanding principal balance of the Revolving Advances shall at any time exceed the Borrowing Base, the Borrower shall immediately prepay the Revolving Advances to the extent necessary to eliminate such excess. Any payment received by the Lender under this Section 2.7 or under Section 2.6 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

     Section 2.8    Revolving Advances to Pay Obligations. Notwithstanding
                    -------------------------------------
anything in Section 2.1, the Lender may, in its discretion at any time or from time to time, without the Borrower's request and even if the conditions set forth in Article IV would not be satisfied, make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable.

     Section 2.9    Use of Proceeds. The Borrower shall use the proceeds of
                    ---------------
Advances for the purchase by Borrower of BriteSmile Systems for use outside the U.S.

                                  ARTICLE III

                     SECURITY INTEREST; OCCUPANCY; SETOFF

     Section 3.1    Grant of Security Interest. The Borrower hereby charges to
                    --------------------------
the Lender by way of first fixed charge and with full title guarantee the Collateral, as continuing security for the payment and performance of the Obligations. Such security is herein referred to as the "Security Interest")
                                                         -----------------

     Section 3.2    Notification of Account Debtors and Other Obligors. At any
                    --------------------------------------------------
time after the Borrower gives the notice to an account debtor or other obligor required under Section 2.5(a)(i), the Lender may, but need not, in the Lender's name or in the Borrower's name, at any time upon the occurrence of a Default or an Event of Default (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as the Borrower's agent and attorney-in-fact, notify the relevant

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

postal authorities to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive and open the Borrower's mail, applying all Collateral as permitted under this Agreement, and forwarding all other mail to the Borrower's last known address, within 3 Banking Days after receipt by the Lender.

     Section 3.3    Collection Agency. Subject to Sections 3.2 and 6.6, the
                    -----------------
Borrower is hereby appointed by the Lender as the Lender's agent to collect the Accounts on the Lender's behalf and in accordance with Section 2.5(a).

     Section 3.4    Setoff.  The Lender may at any time or from time to time, at
                    ------
at its sole discretion and without demand and without notice to anyone, set off any liability owed to the Borrower by the Lender, whether or not due, against any Obligation, whether or not due.

                                  ARTICLE IV

                             CONDITIONS OF LENDING

     Section 4.1    Conditions Precedent to the Initial Revolving Advance. The
                    -----------------------------------------------------
Lender's obligation to make the initial Advance hereunder shall be subject to the condition precedent that the Lender shall have received this Agreement, properly executed by the Borrower.

     Section 4.2    Conditions Precedent to each Advance. The Lender's
                    ------------------------------------
obligation to make each Advance hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender;

             (a)    A request substantially in the form of Exhibit A;

             (b) Evidence that after making the Advance, the Borrowing Base will not exceed Availability; and

             (c) The Collateral Reports referred to in Section 6.1(c) as at a date not more than one Banking Day prior to the request.

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lender as follows:

     Section 5.1    Existence and Power. The Borrower is a corporation, duly
                    -------------------
organized, validly existing and in good standing under the laws of the Republic of Ireland and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents.

     Section 5.2    Authorization of Borrowing; No Conflict as to Law or
                    ----------------------------------------------------
Agreements. The execution, delivery and performance by the Borrower of the Loan
----------
Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action, including the board of directors of the Borrower and the board of directors, or executive committee of the board of directors, of BriteSmile Inc, the parent company of the Borrower and do not and will not (i) require any further consent or approval of the shareholders in the Borrower; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or

                                       7
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foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof or in the case of registration at the Irish Companies Registry and the Irish Revenue Commissioners, that will be effected within 21 days; (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

     Section 5.3    Financial Condition; No Adverse Change. The Borrower has
                    --------------------------------------
furnished to the Lender its audited financial statements for its fiscal year ended December 31, 2000 and unaudited financial statements for the fiscal-year-to-date period ended September 30, 2001, and those statements fairly present the Borrower's financial condition on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no change in the Borrower's business, properties or condition (financial or otherwise) which could have a material adverse effect on the Borrower's business operations, other than the events of September 11, 2001, which have negatively impacted revenues.

     Section 5.4    Litigation. There are no actions, suits or proceedings
                    ----------
pending or, to the Borrower's knowledge, threatened against or affecting the Borrower or the properties of the Borrower before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower, would have a material adverse effect on the financial condition, properties or operations of the Borrower.

     Section 5.5    Taxes. The Borrower has paid or caused to be paid to the
                    -----
proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrower has filed all tax returns which to the knowledge of the Officers of the Borrower, as the case may be, are required to be filed, and the Borrower has paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

     Section 5.6    Titles and Liens. The Borrower has good and absolute title
                    ----------------
to all Collateral free and clear of all Liens.

     Section 5.7    Default. The Borrower is in compliance with all provisions
                    -------
of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the Borrower's financial condition, properties or operations.

     Section 5.8    Submissions to Lender. All financial and other information
                    ---------------------
provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby is (i) true and correct in all material respects, (ii) does not omit any material fact necessary to make such information not misleading and, (iii) as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

     Section 5.9    Rights to Payment. Each right to payment and each
                    -----------------
instrument, document and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, set off or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

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                                  ARTICLE VI

                                   COVENANTS

     So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

     Section 6.1    Reporting Requirements. The Borrower will deliver, or cause
                    ----------------------
to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

             (a) Annual Financial Statements. As soon as available, and in any event within nine (9) months after the end of each fiscal year of the Borrower, the Borrower will deliver, or cause to be delivered, to the Lender, the Borrower's audited financial statements with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the Borrower's balance sheet as at the end of such fiscal year and the related statements of the Borrower's income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with accounting standards generally accepted in Ireland.

             (b) Daily/Weekly Reporting. The Borrower shall deliver to the Lender all cash collection reports, deposit records, sales assignments and credit memos/adjustments on either a weekly or daily basis, as requested by Lender in its sole discretion.

             (c) Collateral Reports. Within fifteen (15) days after the end of each month or more frequently if the Lender so requires and with each request for an Advance, the Borrower will deliver to the Lender the following (together the "Collateral Reports") namely a borrowing base certificate, agings of the Borrower's accounts receivable and its accounts payable and a calculation of the Borrower's Accounts and Eligible Accounts as at the end of such month or shorter time period or, in the case of a request for an Advance, as at a date not more than one Banking Day prior to the request.

             (d) Projections. At least thirty (30) days before the beginning of each fiscal year of the Borrower, the Borrower will deliver to the Lender the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the Borrower's good faith projections and certified by the Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with a statement of underlying assumptions and such supporting schedules and information as the Lender may in its discretion require.

             (e) Defaults. As promptly as practicable (but in any event not later than five (5) business days) after an Officer of the Borrower obtains knowledge of the occurrence of any Default or Event of Default, the Borrower will deliver to the Lender notice of such occurrence, together with a detailed statement by a responsible Officer of the Borrower of the steps being taken by the Borrower to cure the effect thereof.

             (f) Other Reports. From time to time, with reasonable promptness, the Borrower will deliver to the Lender any and all receivables schedules, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

     Section 6.2    Books and Records; Inspection and Examination. The Borrower
                    ---------------------------------------------
will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with accounting standards generally accepted in Ireland and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all company and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the Borrower's affairs with any of its Directors, Officers, employees or agents. The Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender, at the Borrower's expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Borrower.

     Section 6.3    Account Verification. The Lender may at any time and from
                    --------------------
time to time send or require the Borrower to send requests for verification of accounts to account debtors and other obligors. The Lender may also at any time and from time to time telephone account debtors and other obligors to verify accounts.

     Section 6.4    Payment of Taxes and Other Claims.  The Borrower will pay or
                    ---------------------------------
discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

     Section 6.5    Defence of Collateral. The Borrower will, at the request of
                    ---------------------
the Lender and on the Lender's behalf, defend the Collateral against all Liens, claims or demands of all Persons (other than the Lender) claiming the Collateral or any interest therein. The Borrower will keep all Collateral free and clear of all Liens.

     Section 6.6    Control Provisions.  The Borrower will not without the
                    -------------------
prior written consent of the Lender (a) purport to charge, sell, assign, factor, discount or otherwise dispose of, or permit to subsist any charge or lien over, the Accounts in favour of any other Person and shall if called upon to do so by the Lender execute a legal assignment of the Accounts to the Lender; (b) permit or agree to any variation of the rights attaching to the Accounts or any of them; (c) release, exchange, compound, set-off, grant time or indulgence in respect of or in any other matter deal with all or any of the Accounts save as herein expressly provided; and (d) withdraw any of the Collateral from the Security Interest.

                                  ARTICLE VII

                    EVENTS OF DEFAULT, RIGHTS AND REMEDIES

     Section 7.1    Events of Default. "Event of Default", wherever used herein,
                    -----------------   ----------------
means any one of the following events:

          (a) Default in the payment of any Obligations when they become due and payable;

          (b) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement and such default or breach shall continue for ten (10) Banking Days; provided, that such ten (10) Banking
                                          --------  ----
Day cure period shall not apply in the case of (i) any default or event addressed in any other provision or paragraph of this Section 7.1, (ii) the failure to comply with the covenants set forth in Section 6.2 or 6.4, (iii) any default in the performance, or breach, of any such covenant or agreement which is not capable of being cured at all or within such ten (10) Banking day period or which has been the subject of a previous default or breach within the prior twelve (12) month period, or (iv) an intentional breach by Borrower of such covenant or agreement.;

          (c) The Borrower shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Borrower shall apply for or consent to the appointment of any administrator, receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such administrator, receiver, trustee or similar officer shall be appointed without the application or consent of the Borrower as the case may be; or the Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, administration, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against the Borrower or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of the Borrower;

          (d) The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell or attempt to sell all or substantially all of its assets, without the Lender's prior written consent;

          (e) Default in the payment of any amount owed by the Borrower to the Lender other than any indebtedness arising hereunder;

          (f) Any event or circumstance with respect to the Borrower shall occur such that the Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by the Borrower under the Loan Documents is impaired or any material adverse change in the business or financial condition of the Borrower shall occur and such belief in good faith shall continue for ten (10) Banking Days after the Lender shall have notified the Borrower of such event or circumstance;

     Section 7.2    Rights and Remedies. During any Default Period, the Lender
                    -------------------
may exercise any or all of the following rights and remedies:

          (a) the Lender may, by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

          (b) the Lender may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrower hereby expressly waives;

          (c) the Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Obligations;

Notwithstanding the foregoing, upon the occurrence of an Event of Default, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind , and the security constituted by the Security Documents shall become immediately enforceable and the power of sale and other powers conferred by Section 101 of the Act, as varied or amended by this Agreement, shall become immediately exercisable upon and at any time after the occurrence of any Event of Default. After the security constituted by the Security Documents has become enforceable, the Lender may in its absolute discretion enforce all or any part of the security constituted by the Security Documents in any manner it sees fit. The Obligations secured by the security constituted by the Security Documents are deemed, for the purposes of all powers implied by statute, to have become due and payable on the date hereof and Section 103 of the Act (restricting the power of sale) does not apply to the security constituted by the Security Documents. If the Lender sells any of the Collateral on credit, the Obligations will be reduced only to the extent of payments actually received. If the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and shall apply any proceeds actually received to the Obligations.

     Section 7.3    Certain Notices. If notice to the Borrower of any intended
                    ---------------
disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 8.3) at least ten (10) calendar days before the date of intended disposition or other action.

                                 ARTICLE VIII

                                 MISCELLANEOUS

     Section 8.1    No Waiver; Cumulative Remedies; Compliance with Laws. No
                    ----------------------------------------------------
failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law. The Lender may comply with any applicable law requirements in connection with a disposition of the Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

     Section 8.2    Amendments, Etc.  No amendment, modification, termination or
                    ----------------
waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     Section 8.3    Addresses for Notices; Requests for Accounting. Except as
                    ----------------------------------------------
otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below next to its signature or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail,
(c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender.

     Section 8.4    Further Documents.  The Borrower will from time to time
                    -----------------
execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements, control agreements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that the Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

     Section 8.5    Costs and Expenses.  The Borrower shall pay on demand all
                    ------------------
costs and expenses, including reasonable legal fees and disbursements, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including all such costs, expenses and fees, other than internal costs and expenses, incurred in connection with the administration and performance of the Obligations and all such documents and agreements and the perfection and protection of the Security Interest, but excluding the Lender's costs and expenses in connection with the preparation, negotiation and execution of the Loan Documents. The parties agree that, in the event of any dispute arising under this Agreement, the Loan Documents and any other document or agreement related hereto or thereto, including the collection and enforcement of the Obligations or the satisfaction, foreclosure or enforcement of the Security Interest, the prevailing party in any such dispute shall be entitled to an award of all costs and expenses, excluding internal costs and expenses but including without limitation attorneys' fees and legal costs, which may arise from the enforcement thereof, whether such enforcement is pursued by filing of a suit or otherwise.

     Section 8.6    Binding Effect; Assignment; Complete Agreement; Exchanging
                    ----------------------------------------------------------
Information. The Loan Documents shall be binding upon and inure to the benefit
-----------
of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent.

     Section 8.7    Severability of Provisions. Any provision of this Agreement
                    --------------------------
which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     Section 8.8    Headings.  Article, Section and subsection headings in this
                    --------
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 8.9    Governing Law; Jurisdiction.  The Loan Documents shall be
                    ---------------------------
governed by and construed in accordance with English law. Each of the parties hereto hereby (i) consents to the jurisdiction of the Irish Courts in connection with any controversy related to this Agreement; (ii) waives any argument that venue in any such forum is not convenient, and (iii) agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized on the date first above written.

36 Fitzwilliam Place                        BRITESMILE INTERNATIONAL LIMITED
Dublin 2,                                   By:   /s/ Brian Delaney
Ireland                                           -----------------
Telecopier: 353-1-661-2456                  Name: Brian Delaney
            --------------                        -------------
Attention:  Brian Delaney                   Its:  Director
            -------------                         --------


36 Fitzwilliam Place                        CAP ADVISERS LIMITED
--------------------                        Dublin Branch
Dublin 2                                    By:   /s/ SM Looby
--------                                          -------------
Ireland                                     Name: Susan Looby
-------                                           ------------
Telecopier: 353-1-661-2456                  Its:  Group Financial Controller
            --------------                        --------------------------
Attention:  Susan Looby
            -----------

                  EXHIBIT A TO CREDIT AND SECURITY AGREEMENT

                 [BRITESMILE INTERNATIONAL LIMITED LETTERHEAD]

To:            CAP Advisers Limited
               Dublin Branch
               36 Fitzwilliam Place
               Dublin 2
               Ireland

Telecopier:
Attention:


We refer to that certain Credit and Security Agreement dated December      ,
2001 (as amended or modified to date, the "Credit Agreement") by and between Britesmile International Limited and CAP Advisers Limited Dublin branch. Capitalised terms used herein but not otherwise defined shall have the same meanings assigned to them in the Credit Agreement.

Pursuant to Section 2.2(a) of the Credit Agreement, we hereby request or confirm our request for an Advance on the date, of the type(s) and in the amount(s) specified below.

Amount of Advance (US$)                          Date of Borrowing






We enclose a copy of invoice no.                 from Peak Industries Inc.
("Peak") addressed to us for our purchase of BriteSmile Systems at an aggregate
price of US$                  (being not less than the amount of the Advance)
and request that you remit the Advance on our behalf to Peak's account no. 6970672845 at UMB Bank n.a., 1010 Grand Blvd, Kansas, MO64141, Routing No. 100100695, Swift No. UMKCUS44 on the Date of Borrowing quoting their invoice no.
      .


                                             BRITESMILE INTERNATIONAL LIMITED

                                             By:................................
                                                ................................
                                             Its:...............................

                  EXHIBIT B TO CREDIT AND SECURITY AGREEMENT

                 [BRITESMILE INTERNATIONAL LIMITED LETTERHEAD]



To:            [Name and address of account holder]


Telecopier:
Attention:


Dated


Dear Sirs

We refer to the [agreement or instrument or invoice no.                       ]
dated                       [between yourselves and Britesmile International
Limited] [relating to (insert details)] (the "[Agreement or Debt]"].

We give you notice that Britesmile International Limited has, pursuant to a
Credit and Security Agreement dated December         , 2001 between Britesmile
International Limited and CAP Advisers Limited, Dublin branch charged by way of first fixed charge as security to CAP Advisers Limited, Dublin branch all its right, title and interest in all money payable by you to Britesmile International Limited under the Agreement or Debt. Notwithstanding such charge, Britesmile International Limited remains liable to perform all of its obligations under the [Agreement or Debt], if any.

We hereby instruct you to pay all money payable by you to Britesmile International Limited under the [Agreement or Debt] to CAP Advisers Limited, Dublin branch's account no. Q21077005 at Morgan Guarantee Trust Company of New York - Delaware, 500 Stanton Christiania Road, Newark DE 19713, USA, in the manner, according to the currency of the money payable, described below:-

US$:
JPMorgan Chase Bank
ABA # 021 000 021
Private Bank Division
Credit Account T & I # 0999-99-651
For final credit to Account Number - Q21077005
For Account of  CAP Advisers Limited, Dublin Branch

GB(Pounds):
The Bank of New York, London
Sort Code: 70 - 02 - 25
For a/c The Bank of New York, Brussels
A/C 153826 8260
Ref: A/C 507667
For final credit to Account Number - Q21077005

For Account of  CAP Advisers Limited, Dublin Branch

EURO:
Deutsche Bank, Frankfurt
For A/C The Bank of New York, Brussels
A/C 922 1292 00
Ref: A/C 507667 - 9780
For final credit to Account Number - Q21077005
For Account of  CAP Advisers Limited, Dublin Branch

YEN:
Bank of Tokyo - Mitsubishi Limited, Tokyo
For A/C The Bank of New York, Brussels
A/C 653 - 0431 - 656
Ref: A/C 507667
For final credit to Account Number - Q21077005
For Account of  CAP Advisers Limited, Dublin Branch

Please acknowledge receipt of this notice by signing the duplicate of it and faxing the duplicate to CAP Advisers Limited Dublin branch, 36 Fitzwilliam Place, Dublin 2, Republic of Ireland, fax no. 00 353 1661 2456.

Yours faithfully


                                             BRITESMILE INTERNATIONAL LIMITED

                                             By:................................
                                             Its:...............................

(On Copy)


Dear Sirs

We hereby acknowledge receipt of the notice of which the above is a copy and agree to pay all money payable by us to Britesmile International Limited under or pursuant to the [Agreement or Debt] to the above account and bank.

[Signature]